Exhibit (C)(7)(C)

preliminary & Confidential

Presentation to the Board of Directors

BBA .

Preliminary & Confidential

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAÚ BBA.

Disclaimer

This presentation (the “Presentation”) has been prepared by BANCO ITAÚ ARGENTINA S.A. (“ITAÚ ARGENTINA” or “ITAÚ BBA”) pursuant to its appointment by the Board of Directors of ENERSIS AMÉRICAS S.A. (the “Board of Directors” and “ENERSIS Américas” or the “Company”, respectively) under the terms of section 147 of Law No. 18,046, in connection with the potential impact on ENERSIS Américas of the potential merger of Endesa Américas S.A., Chilectra Américas S.A. and ENERSIS Américas (the “Merger”).

This Presentation is delivered with the sole purpose of providing the Board of Directors and its members with general background regarding the preparation by ITAÚ BBA, in its capacity as independent valuator, of the report (the “Report”).

This Presentation has been prepared for informational purposes only, and solely to provide the Board of Directors and its members with information, data and preliminary conclusions with respect to the current status of the Report requested to ITAÚ BBA by ENERSIS Américas, in order to ensure the complete final Report is delivered on a timely basis for consideration by certain Extraordinary Shareholders Meeting of ENERSIS Américas that must decide on the Merger.

This Presentation does not purport to contain or describe all terms of the Report, nor does it constitute the definitive Report or final opinion of ITAÚ BBA with respect to the tasks assigned to it by the Board of Directors of ENERSIS Américas.

ITAÚ BBA reserves the right to, at any time after the date hereof, amend, correct or delete this Presentation, in whole or in part, without need for prior consent by the Board of Directors or any of its members. Information, data or preliminary conclusions included herein shall not necessarily be included in the final Report.

The data and preliminary opinions included in this Presentation do not constitute a recommendation to the Board of Directors of ENERSIS Américas with respect to the Merger, nor can they be used for or applied to any purpose other than as expressly set forth herein.

In preparing this Presentation, ITAÚ BBA has used publicly available information, as well as information provided by ENERSIS Américas, its affiliates, related persons and advisers, none of which has been independently verified by ITAÚ BBA. Consequently, ITAÚ BBA does not warrant its completeness or accuracy and shall not in any way be liable in connection therewith.

This Presentation may not be disclosed, in whole or in part, to any person without the prior written consent of ITAÚ BBA.

2

Preliminary & Confidential

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Agenda

SECTION 1 Executive Summary SECTION 2 Transaction Description SECTION 3 Analysis Performed

SECTION 3A Strategic Considerations

SECTION 3B Valuation Considerations

APPENDIX

APPENDIX A Summary of Information Provided 3

Preliminary & Confidential

SECTION 1

Executive Summary

Preliminary & Confidential

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Situation Understanding & Itaú BBA’s Role

Situation Understanding

Prior to the reorganization process, Enersis presented a corporate structure with generation and distribution businesses in different countries, belonging to Enersis (directly), Endesa Chile (60.62% owned by Enersis) and Chilectra (90.91% owned by Enersis)

Each of these three entities (Enersis, Endesa Chile and Chilectra) had cross ownerships in the different operating subsidiaries

On April 2015, the Board of Directors of Enersis announced that it would analyze a potential reorganization of its Latin American operations (the

“Reorganization”)

The main objective of the Reorganization are to eliminate duplications and overlaps of the corporate structure, improve visibility and the decision-making process

The Reorganization was expected to follow two main steps:

First Step (the “Spin Offs”). Step involves (i) Dividing the Chilean and international perimeter into four Chilean companies (Chilectra Américas, Endesa Américas, Chilectra Chile and Endesa Chile) (ii) Dividing the assets of Enersis into Enersis Chile (which would control Chilectra Chile and Endesa Chile) and Enersis Américas (which would control Chilectra Américas and Endesa Américas) On December 18th, 2015, through the Shareholders Meetings of Enersis, Endesa Chile and Chilectra, the offs were approved, with spin the new entities commencing to exist on March, 1st 2016

As a consequence, the current structure consists of 6 entities:

Enersis Chile, Endesa Chile and Chilectra Chile

Enersis Américas, Endesa Américas and Chilectra Américas

Second Step (the “Merger”). Step involves the merger of Enersis Américas, Endesa Américas and Chilectra Américas

This step requires the approval of two thirds of the shareholders of Enersis Américas to be completed

On March, 22nd 2015, the Court of Appeals stated that it considers the Merger to be a related-party transaction

This implies that each of the entities involved in the Merger has to select an independent evaluator

Itaú BBA’s Role

Itaú BBA has been appointed by the Board of Directors of Enersis Américas as an Independent Evaluator, in accordance with Law N° 18.046, to prepare a report (the “Report”) analyzing the potential impact of the Merger, including if the Merger contributes to the corporate interest of Enersis Américas

Itaú BBA has entered into a confidentiality agreement, has signed an engagement letter, has had access to Enersis Américas’ financial information and has held several meetings with Enersis Américas’ management team and its Board of Directors

Enersis Américas recognizes that Itaú BBA, in its role as Independent Evaluator, has acted autonomously and independently from Enersis Américas as well as third parties

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Preliminary & Conf

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Preliminary & Confidential

Conclusions of the Report

- In accordance with its role as Independent Evaluator, Itaú BBA has developed the Report to asses whether the Merger is convenient to Enersis Américas' corporate interests

- **The herein contained analysis is focused on the strategic rationale of the Merger and the relative valuation of Enersis Américas versus Endesa Américas and Chilectra Américas**
  - The strategic considerations include the analysis of the impact of a simplified corporate structure, impact on the potential public valuation, impact on stock liquidity and impact on Enersis Américas' credit rating
  - The valuation analysis includes a valuation for each of the assets under Enersis Américas, Endesa Américas and Chilectra Américas and the implied exchange ratios resulting from such valuation
- **The Proposed Transaction is convenient for Enersis Américas and all of its shareholders from a strategic perspective, and will have positive effects for the Company**
  - Eliminates one corporate layer, likely streamlining management's decision making process and eliminating potential conflicts of interest with respect to investment, growth and financing decisions
  - Pro-forma equity story avoids current overlap and provides full visibility on mostly majority-owned assets; with potential reduction of "holding company" discount
  - Company liquidity and research coverage already relevant, though likely to be further increased given pro-forma equity story and company size
  - Pro-forma credit profile unlikely to be altered
- **Given our relative valuation analysis for Enersis Américas, Endesa Américas and Chilectra Américas performed under different methodologies, the strategic benefits and other implications of the Merger to Enersis Américas, and considering the currently proposed exchange ratios (2.8x Endesa Américas / Enersis Américas and 5.0x Chilectra Américas / Enersis Américas), we estimate that the Merger is convenient to Enersis Américas' corporate interest**
  - The table below portrays the results for the exchange ratios defined as Value per Endesa Américas share/Value per Enersis Américas share, and Chilectra Américas share/Value per Enersis Américas share, based on our equity valuation for Enersis Américas, Endesa Américas and Chilectra Américas, using alternative valuation methodologies

Exchange Ratio Range Summary

Exchange Ratio	Trading Multiples 16E		Trading Multiples 17E		Transaction Multiples LTM		DCF		All Methodologies	
	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max
Chilectra Américas / Enersis Américas	4.13	5.05	4.25	5.20	3.63	4.43	3.72	4.55	3.63	5.20
Endesa Américas / Enersis Américas	2.15	2.63	2.08	2.54	2.23	2.72	2.32	2.84	2.08	2.84

Source: Enersis Américas, EOC Américas and Chilectra Américas information and Itaú BBA

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Preliminary & Confidential

SECTION 2

Preliminary & Confidential

Transaction Description: Overview of the Reorganization Process

After having successfully executed the first step of the transaction, the Enel group intends to finalize the Reorganization

Shareholding Structure

Pre Reorganization

- Prior to the reorganization process, Enersis presented a corporate structure with generation and distribution businesses across five countries in Latin America, belonging to Enersis (directly), Endesa Chile and Chilectra
- Each of these three entities had cross ownerships in the different subsidiaries

First Step

- Step involved dividing the Chilean and international perimeter into four Chilean companies (Chilectra Américas, Endesa Américas, Chilectra Chile and Endesa Chile)
- Dividing the assets of Enersis into Enersis Chile (which would control Chilectra Chile and Endesa Chile) and Enersis Américas (which would control Chilectra Américas and Endesa Américas)
- On December 18th, 2015, through the Shareholders Meetings of Enersis, Endesa Chile and Chilectra, the spin offs were approved, with the new entities existing from March, 1st 2016

Second Step

- Merger of Enersis Américas, Endesa Américas and Chilectra Américas
- The court of Appeals stated that it considers the Merger to be a related-party transaction


Enel SpA
60.6%
Enersis
99.1%
60.0%
Chilectra
Endesa Chile
Subsidiary
Subsidiary
Subsidiary
Subsidiary
Subsidiary
Enel SpA
60.6%
60.6%
Enersis Chile
Enersis Américas
99.1%
60.0%
99.1%
60.0%
Chilectra Chile
Endesa Chile
Chilectra Américas
Endesa Américas
Dx Chile
Gx Chile
Dx and Gx International
Enel SpA
60.6%
>50.0%1
Enersis Chile
Enersis Américas
Chilectra Américas
Endesa Américas
99.1%
60.0%
Chilectra Chile
Endesa Chile

Source: Enersis, EOC and Chilectra information

Note:

1. Refers to total Enel economic ownership considering that EOC is 59.98% owned by Enersis and Chilectra is 99.09% owned by Enersis. Pro-rated for Enel stake in Enersis of 60.62%

Itaú BBA 8

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Transaction Description: Understanding of the Second Preliminary & Confidential

Step of the Transaction

General Considerations

On November, 5th 2015, the Board of Directors of Enersis stated that the proposed corporate reorganization of Enersis contributed to its corporate interest.

Additionally, an estimated exchange ratio range for the Merger was informed

On November, 24th 2015, the proposed exchange ratio was determined at 2.8x for Endesa Américas/Enersis Américas and at 5.0x for Chilectra

Américas/Enersis Américas

This step requires the approval of two thirds of the shareholders of Enersis Américas to be completed

On March, 22nd 2015, the Court of Appeals stated that it considers the Merger to be a related-party transaction

This implied that each of the entities involved in the Merger has to select an independent evaluator

What Alternatives will a Shareholder of Enersis Américas have

Alternative Considerations

1

The Merger will be consummated if the following conditions are met:

Accept the Merger at an Exchange

Ratio of 2.8x Endesa Américas / i. <10.0% of Enersis Américas’ shareholders exercise their withdrawal rights1

Enersis Américas and 5.0x Chilectra ii. <7.73% of Endesa Américas’ shareholders exercise their withdrawal rights

Américas / Enersis Américas

iii. <0.91% of Chilectra Américas’ shareholders exercise their withdrawal rights

2

Current shareholders of Enersis Américas would receive the average trading price of the last 60 trading days as of

30 days prior to the shareholders meeting

Exercise Their Withdrawal Rights

This alternative would only be applicable to those investors that have voted against the Merger or that did not attend the shareholders meeting

Source: Enersis, EOC and Chilectra information

Note:

1 The withdrawal right from Enersis Américas is limited to any shareholder not surpassing the 65% shareholding limit 9

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Preliminary & Confidential

Enersis Reorganization: Overview of Recent Events

Share Price Performance (Since March 2015)


Base 100
(since March 1st, 2015)
Base 100
(since April 21st, 2016)
115
110
105
100
95
90
85
80
75
70
Apr 28th
Jul 20th
Nov 24th
Nov 5th
Mar 1st
Apr 21st
Apr 22nd
Mar 22nd
Nov 6th
Dec 18th
100
83
116
100
87
Mar-15
Aug-15
Jan-16
Apr-16
Apr-16
Jun-16
Enersis (old)
Enersis Américas
IPSA Index
Enersis Chile

Recent Developments

Year	Date	Event
2015	Apr 22nd	Enel announces initial plan to reorganize its Latin American corporate structure
2015	Apr 28th	Enersis BoD decides to analyze reorganization in LatAm
2015	Jul 20th	SVS states that reorganization is not a related-party transaction
2015	Nov 5th	The Board of Directors of Enersis states that the proposed corporate reorganization of Enersis contributed to its corporate interest. Also, an estimated exchange ratio range for the Merger was informed: i. Each shareholder of Endesa Américas would receive 2.3 (min) to 2.8 (max) shares of Enersis Américas ii. Each shareholder of Chilectra Américas would receive 4.1 (min) to 5.4 (max) shares of Enersis Américas
2015	Nov 6th	Enersis Chile and Enersis Américas publish mid-term financial targets for the 2016-2019 period
2015	Nov 24th	Publication of 6K form detailing the transaction and material event proposing to vote on December 18th shareholder's meeting the following proposed exchange ratios for the transactions: i. Each shareholder of Endesa Américas would receive 2.8 shares of Enersis Américas ii. Each shareholder of Chilectra Américas would receive 5.0 shares of Enersis Américas Additionally, the intention of launching a tender offer for Endesa Américas is proposed as an alternative mechanism for its shareholders, at 236 CLP/share
2015	Dec 18th	Enersis announces that it had received the approval from AFP Provida, AFP Cuprum and AFP Capital. The company also agreed to the following: i. Enersis S.A. would compensate the net fiscal impact of the reorganization to Endesa Chile S.A. and Endesa Américas S.A. ii. Enersis Américas would increase its tender offer price for Endesa Américas S.A. from 236 CLP/share to 285 CLP/share iii. Enersis Américas would increase the limit for the withdrawal rights from 6.73% to 10.0%
2016	Mar 1st	Enersis Chile was created and Enersis S.A. changed its name to Enersis Américas S.A.
2016	Mar 22nd	Court of Appeals ruling agreed that the assets split was not a related-party transaction, but stated that the Merger of LatAm assets should be considered a related-party transaction
2016	Apr 21st	Enersis Américas and Enersis Chile start trading on the IPSA index

Source: Enersis, EOC and Chilectra information, and Bloomberg, as of June 22nd, 2016
Note:
1. The withdrawal right from Enersis Américas is limited to any shareholder not surpassing the 65% limit

Itaú BBA

10

Enersis Reorganization: Understanding the Impact of Recent Events

Preliminary & Confidential

Enersis' prior shareholders have broadly the same position as before the transaction was announced

Evolution of Enersis' Market Capitalization Since the Beginning of the Transaction (in CLP mm)

Market Cap (CLP mm)	9,847	9,983	9,866	8,666	8,398	8,740	9,335 (Enersis Chile: 3,780 (40%); Enersis Américas: 5,555 (60%))
Date	March 2nd, 2015	April 1st, 2015	August 3rd, 2015	November 16th, 2015	March 1st, 2016	March 1st, 2016	June 22nd, 2016
Comment	Prior to Reorganization announcement	Post Reorganization announcement	SVS states that reorganization is not a related-party transaction	Board of Directors states that reorganization contributes to the corporate interest and 2016-2019 targets are announced	Price of the increased tender offer	Enersis Chile's spin-off becomes effective and Enersis changes its name to Enersis Américas	Today[1]

Endesa Américas / ENI Américas Indicative Exchange Ratio



3.2x
3.0x
2.8x
2.6x
2.4x
2.2x
2.0x
21-Apr
30-Apr
9-May
18-May
27-May
5-Jun
14-Jun
22-Jun
2.80x
2.65x
2.52x1
Actual Exchange Ratio
Exchange ratio at 2.8x
Proposed Public Tender Offer (285 CLP)

Chilectra Américas / ENI Américas Indicative Exchange Ratio



Chilectra Américas limited liquidity makes this exchange ratio unreliable
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
Exchange ratio calculated based on stable 707 CLP/share of Chilectra Américas2
5.00x
3.94x
First time stock trades in the Santiago Stock Exchange
21-Apr
30-Apr
9-May
18-May
27-May
5-Jun
14-Jun
22-Jun
Actual Exchange Ratio
Exchange ratio at 5.0x agreed

Source: Enersis and Bloomberg, as of June 22nd, 2016

Notes:

1 Exchange ratio calculated based on Endesa Américas' price per share as per the tender offer (285 CLP per share) and divided by Enersis Américas' price per share at each day

2 Share price of Enersis Américas started at 707.06 CLP per share but no trading took place on the stock

Itaú BBA

11

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& Confidential

SECTION 3

Analysis Performed

Framework of the Analysis Performed Preliminary & Confidential

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Objective Approach Analysis to be Performed

Strategic Considerations

Impact of simplified corporate structure

Strategic Rationale for the Merger

Analysis of potential public valuation impact

Is the Merger convenient to

Enersis Américas and its Impact on stock liquidity shareholders from a strategic Impact of Enersis Américas’ credit rating perspective

General Framework

Valuation Considerations

Itaú BBA will perform a valuation for each of the assets under Enersis Américas, Endesa Américas and Chilectra Américas

Is the Merger convenient Relative Valuation of Enersis Américas to Enersis Américas’ Once the individual valuations are performed, we would estimate the implied exchange

Shareholders’ Holdings Pre and Post corporate interest ratios for the Merger

Transaction

Valuation Methodology to be Followed

Is the proposed exchange ratio and the proposed pro-forma Valuation of individual assets under consideration, using Discounted Cash Flow ownership convenient for Enersis analysis (DCF)

Américas’ shareholders level

Individual asset equity valuation adjusted by applicable ownership to determine sum-of-the-parts (SOTP) valuation

Alternative valuation methodologies applied for comparison and consistency purposes

Valuation of individual assets using trading multiples for comparable companies

Valuation of individual assets using transaction multiples for comparable companies

13

Prelimina

ry & Confidential

SECTION 3A

Strategic Considerations

Preliminary & Confidential

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Preliminary & Confidential

Strategic Considerations: Framework Followed

Strategic Considerations

1 Impact of simplified corporate structure

- Centralization of corporate functions (i.e. financing, relationship with regulators, etc.)
- Implementation of already announced efficiency plan
- Decision making processes

2 Analysis of potential public valuation impact

- Equity story for research analysts and investors
- Transparency/visibility for research analysts and investors
- Holding discount at Enersis Américas level

3 Impact on stock liquidity

- Possibility to increase stock liquidity
- Impact on research coverage / capital markets visibility
- Impact of potential changes in the investor base

4 Impact of Enersis Américas' credit rating

- Analysis of potential credit rating impact

Observations

- Eliminating one corporate layer likely to streamline management's decision making process.
- Eliminates potential conflicts of interest with respect to investments, growth and financing decisions
- Several opex cost-saving initiatives have already been identified, which rely on the implementation of the Merger. Up to US$220 mm of opex savings have been estimated the 2016-20 period[1]
- Proforma equity story avoids current overlap and provides full visibility on mostly majority-owned assets.
- Potential reduction of "holding company" discount
- Reduction of Minority Interests line provides for a "cleaner" bottom line visibility
- Increased size likely to be accompanied by increased liquidity
- Research coverage is already relevant, but transaction could help increasing it further
- Unlikely to experience any flowback
- Limited impact on investor base as current shareholder base of Endesa Américas also holds a position in Enersis Américas
- Likely no impact on credit ratings even if exercise of withdrawal rights and tender offer option

Source: Public information
Note:
1 Information from Enersis' Corporate Reorganization Presentation published on November 6th, 2015

Itaú BBA 15

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Preliminary & Confidential

Analysis Performed – Strategic Considerations

1 Review of Impact of Simplified Corporate Structure

Impact on Decision Making Process

Prior to the Transaction | *Post Transaction*


enersis américas
chilectra
endesa américas
Subsidiaries
One extra layer to Enersis Américas
enersis américas
Subsidiaries
No extra layer to Enersis Américas

Impact on the Implementation of the Efficiency Plan[1]

2016 – 20 Enersis Américas Business Efficiencies


220
42
15
50
327
Opex
Staff & Services Expenses [2]
Cash Pooling and Financial Expenses [2]
Tax
Total

Centralization of Management's Activitites[1]

- **US$220 mm Estimated Opex Savings for the 2016-20 Period**

Enersis Américas Opex Selected Actions for Gx Américas

- Optimization of the contracts of operation and generation's fleet Maintenance
- Hydro efficiency improvement
- Optimization of the scheduled stop coal plant plan in Colombia
- Centralization of the HYDRO Plant Control
- New local and global procurement process
- Less licenses and efficiencies in ICT transformation processes
- Improvement of own staff productivity: incorporating best practices from Gx companies of Enel Group worldwide

Enersis Américas Opex Selected Actions for Dx Américas

- Investments in the Remote Plan to reduce reaction time when power failures occurs
- Investments in the quality of supply to reduce the number of failures, allowing improvements in the maintenance of Low Voltage's network
- New local and global procurement process
- Improvements in legal process
- Improvement of own staff productivity
- Implementation of the smart meters

Source: Public information
Notes:
1 Announced on November 11th, 2015
2 Comparison data: 2019 vs real 2015

Itaú BBA 16

Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

2 Analysis of Potential Public Valuation Impact

Impact on Equity Story for Research Analysts and Investors

enersis américas
Grupo Enel

chilectra américas
Grupo Enel

endesa américas
Grupo Enel

Key Considerations | *Unclear Equity Story*

- All minority positions
- Unclear strategy given lack of control and diversity of stakes owned
- Lack of liquidity
- Valuation discount

Key Considerations | *Overlapping Equity Story*

- Overlapping investment highlights with Enersis Américas:
  - Presence in 4 countries
  - Strong capital structure
  - Balanced business and geographical diversification
- Potential investor cannibalization

Pro-forma Equity Story – Transparent and Visible Equity Story

- One vehicle encompassing all assets across the region
- Present in 4 countries with ample room for growth both organically and inorganically
- Balanced business and geographical diversification:
  - Post transaction generation business will represent 66% of Net Income while distribution represents 34%[1]
  - Post transaction Brazil will represent 40% of Net Income, Peru 31%, Colombia 28%, and Argentina 1%[1]
- Strong capital structure, even considering the potential impact from the Merger
- Mostly controlling positions, with corporate strategy focused on having majority stakes in all subsidiaries
- Improved and stream-lined decision making process

Source: Public information
Note:
1 As of 1Q16 LTM

Itaú BBA 17

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Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

2 Analysis of Potential Public Valuation Impact

Impact on Transparency / Visibility for Research Analysts and Investors

- **Current shareholder structure of Enersis Américas implies the existence of several minorities**
- **The existence of minorities currently makes it more difficult for research analysts to value the company**

Enersis Américas Current Situation, 1Q16 LTM (US$ bn)	
Revenues	8.18
EBITDA	2.45
Net Income Pre Minorities	1.87
Minorities	0.80
Minorities as % of Net Income Pre Minorities	42.8%
Net Income Post Minoritites	1.06

Enersis Américas Proforma, 1Q16 LTM (US$ bn)	
Revenues	8.18
EBITDA	2.45
Net Income Pre Minorities	1.87
Minorities	0.49
Minorities as % of Net Income Pre Minorities	26.2%
Net Income Post Minoritites	1.38
Post Minorities Net Income Increase	30.2%

Source: Enersis Américas Financial statements as of December 31st 2015 and March 31st 2016
1. Minorities reduction correspond to US$2 mm from Chilectra and Chilectra Américas net income and ca.US$0.3 bn from Endesa and Endesa Américas net income over the last twelve months

Itaú BBA

18

Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

2 Analysis of Potential Public Valuation Impact

Potential Impact on Holding Discount at Enersis Américas' Level (US$ mm)[4]

- **Average of valuation methodologies suggests a valuation for Enersis Américas of ca. US$9.6 bn**
- **This represents a ca. 13.2% discount to the current market capitalization**


10.5
9.8
8.6
2.2
0.8
5.6
2.3
1.0
6.5
2.5
1.0
7.0
Average[5] US$9.6 bn
13.2% discount
Current Market Cap. US$8.4 bn
ENI Americas (DCF)[1]
ENI Americas (Trading Comparables)[2]
ENI Americas (Transaction Comparables)[3]
ENI Américas Direct
ENI stake in CHI Americas
ENI stake in EOC Americas

Source: Itaú BBA, Company Information and Bloomberg as of June 22nd, 2016

Notes:
1. Sum-of-the-Parts from DCF valuation from underlying assets of Enersis Américas, Chilectra Américas and Endesa Américas
2. Sum-of-the-Parts from trading comparable valuation, using EV/EBITDA 2016E multiples, applied to each underlying company
3. Sum-of-the-Parts from precedent transactions valuation, using EV/EBITDA LTM multiples, applied to each underlying company
4. Values correspond to Enersis Américas' direct stakes for "ENI Direct", Enersis Américas' stake in Chilectra Américas for "CHI Américas" and Enersis' Américas' stake in Endesa Américas for "EOC Américas"
5. Average of the DCF, trading comparables and transaction comparables methodologies

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Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

3 Impact on Stock Liquidity

- **Enersis Américas is one of the most liquid stocks in the IPSA index**
- **Empirical evidence suggests that the larger the market cap, the higher the liquidity of any given stock**

90 Day ADTV (CLP bn) – IPSA's Top 20 Stocks by Liquidity


90 Day ADTV as % of Free Float
SQM 10.2 1.26%
Cencosud 4.0 0.17%
Enersis Americas 4.0 0.24%
Falabella 3.9 0.08%
BCI 3.3 0.26%
Endesa Chile 3.1 0.16%
CMPC 2.7 0.14%
Banco Santander 2.3 0.12%
Enersis Chile 2.2 0.15%
Sonda 2.2 0.32%
Chile 2.1 0.13%
Copec 2.1 0.07%
LAN 1.6 0.09%
Aguas Andinas 1.5 0.13%
Itaú Corpbanca 1.4 0.08%
Entel 1.3 0.21%
CCU 1.3 0.16%
Endesa Americas 1.3[1] 0.13%
Colbun 1.1 0.09%
Parque Arauco 0.9 0.10%

# of Research Analysts Currently Covering the Stock


Cencosud 17
Falabella 17
Entel 17
CMPC 16
Copec 15
CCU 15
Endesa Chile 14
Colbun 13
Parque Arauco 13
SQM 12
Enersis Americas 12
Sonda 12
Banco Santander 11
Banco de Chile 11
Aguas Andinas 10
LAN 9
BCI 8
Itaú Corpbanca 8
Endesa Americas 4
Enersis Chile 3

Stock Liquidity / Company Size Analysis


Market Cap (CLP bn)
12,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
CLP1 bn
CLP2 bn
CLP3 bn
CLP4 bn
CLP10 bn
Liquidity
90 Day ADTV

Source: Public information and Bloomberg as of June 17th, 2016
Note:
1 Considers ADTV since April 21st, 2016

Itaú BBA 20

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAU BBA.

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAU BBA.

Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

3 Impact on Stock Liquidity

Shareholder Base Analysis

endesa américas

#	Investor	Market Value (US$ mm)	% Free Float
1	Banchile	209.2	14.9%
2	AFP Habitat	156.0	11.1%
3	AFP Provida	150.7	10.8%
4	AFP Cuprum	109.7	7.8%
5	Citi (ADRs)	106.0	7.6%
6	AFP Capital	103.3	7.4%
7	Itaú Corpbanca	103.9	7.4%
8	Santander	94.1	6.7%
9	Larrain Vial	26.5	1.9%
10	BTG Pactual	19.4	1.4%
11	Forestal Constructora	19.3	1.4%
12	Coindustria	18.7	1.3%
13	AFP Planvital	17.3	1.2%
14	AFP Modelo	15.2	1.1%
15	Valores Security	9.7	0.7%
16	BCI	7.1	0.5%
17	Bice Inversiones	6.4	0.5%
18	Consorcio C de B	4.1	0.3%
19	JP Morgan	4.1	0.3%
20	Inversiones Orengo	4.0	0.3%
	Top 20 Investors	1,184.9	84.5%

Top 20 Represent 33.8% of Total Shareholder Base

Endesa x Enersis Top 20 Free Float Investors Overlap


15%[2]
85%[2]

Investor in Endesa Américas

enersis américas

#[1]	Investor	Market Value (US$ mm)	% Free Float
2	Banchile	482.3	16.4%
6	AFP Habitat	205.3	7.0%
3	AFP Provida	264.7	9.0%
8	AFP Cuprum	163.7	5.6%
1	Citi (ADRs)	731.1	24.9%
7	AFP Capital	178.7	6.1%
4	Itaú Corpbanca	257.4	8.8%
5	Santander	245.5	8.4%
14	Larrain Vial	20.0	0.7%
13	BTG Pactual	20.6	0.7%
-	Forestal Constructora	0.0	0.0%
-	Coindustria	0.0	0.0%
11	AFP Planvital	26.7	0.9%
12	AFP Modelo	23.2	0.8%
10	Valores Security	27.5	0.9%
9	BCI	28.5	1.0%
16	Bice Inversiones	10.9	0.4%
17	Consorcio C de B	4.3	0.1%
15	JP Morgan	12.5	0.4%
-	Inversiones Orengo	0.0	0.0%
	Total	2,702.9	92.0%

Selected List Represents 36.2% of Total Shareholder Base

- **Investors' Overlap:**
  - 85% of the top 20 free float investors of Endesa Américas also hold a stake in Enersis Américas
- **Endesa Américas Shareholder Base:**
  - The top 20 investors in Endesa Américas have an aggregate position of US$1.2 bn representing 85% of total free float
- **Enersis Américas Shareholder Base**
  - The top 20 investors in Endesa Américas have an aggregate position of US$2.7 bn in Enersis Américas representing 92% of total free float

- **Investors are already believing the story**
- **Merger unlikely to trigger any flow-back**

Source: Company information as of May 31st, 2016
Note:
1 Shows the position within Enersis Américas' free float position
2 Considering top 20 free float investors

Itaú BBA

21

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAU BBA.

Preliminary & Confidential

Analysis Performed – Strategic Considerations *(cont'd)*

4 Impact on Enersis Américas' credit rating

Potential Increase in Leverage (US$ bn)



0.7x
0.9x
1.0x
1.6x
1.8
0.5
6.73% of Enersis Américas shareholders withdrawal rights
2.3
0.3
7.72% of Endesa Américas shareholders withdrawal rights[2]
2.6
1.1
Remaining free float shareholders of Endesa Américas prefer the 285 CLP / share[3]
3.7
Enersis Américas 1Q16 Net Debt
Assuming maximum withdrawal rights exercised by Enersis Américas' shareholders
Assuming maximum withdrawal rights exercised by Enersis and Endesa Américas' shareholders
Assuming maximum withdrawal rights exercised by Enersis Américas' shareholders and assuming all Endesa Américas' shareholders prefer the 285 CLP/share
Net Debt
New Debt
Net Debt / EBITDA

Credit Rating Comparison with Peers

Company	Credit Rating	Net Debt / EBITDA (x)[5]
Aguas Andinas	(AA+)[6]	2.7x
AES Gener	BBB- / Baa3 (A+)[6]	4.7x
Colbún	BBB / BBB- (A+)[6]	1.7x

Source: Public information

Notes:

1 As of 2015 year end

2 Assuming a share price of CLP296.1as per the average of the April 22nd 2016 and July 17th, 2016

3 Assuming 32.3% of remaining free float shareholders eligible to exercise the 285 CLP/share option

4 Even though the withdrawal rights for Enersis Américas is limited to a 10% stake, the maximum amount of withdrawal Rights of Enersis Américas that can be exercised if Endesa Américas' withdrawal rights are also exercised is ca. 6.73%. This is due to the 65% threshold which is the maximum stake that one shareholder can own in Enersis Américas

5 Considers LTM Net Debt / EBITDA

6 According to Fitch's Chilean scale

Itaú BBA

22

inary & Confidential

SECTION 3B

Valuation Considerations

Preliminary & Confidential

Valuation Considerations: Framework Followed

First Step

- An independent valuation has been performed for each asset

Company	Country	Business
Endesa Brasil		Dx
Fortaleza		Gx
Cachoeira		Gx
CIEN		Tx
✓ Ampla		Dx
✓ Coelce		Dx
Enel Brasil		Gx
Emgesa		Gx
Deca		Dx
EEC		Dx
Port. Central Cartagena		Gx
Codensa		Dx
✓ Edegel		Gx
✓ EEPSA		Gx
Chinango		Gx
Distrilima		Dx
✓ Edelnor		Dx
Caboblanco		Gx
Generalima		Gx
Generandes		Gx
Piura		Gx
✓ Costanera		Gx
El Chocón		Gx
Docksud		Gx
Edesur		Dx
CEMSA		Tx
CTM		Tx
TESA		Tx
Endesa Argentina		Gx
Hidroinvest		Gx
Southern Cone		Gx
Distrilec		Dx

LEGEND
Dx = Distribution Asset
Gx = Generation Asset
Tx = Transmission Asset
✓ Listed Company

Second Step

- Sum-of-the-parts valuation of Enersis Américas, Endesa Américas and Chilectra Américas enersis américas — Grupo Enel

endesa américas — Grupo Enel

chilectra américas — Grupo Enel

Other Key Aspects Impacting Valuation:

- Holding expenses and existence of debt / cash at holdings
- Tax costs
- Dividend distributions prior to Merger

Third Step

Exchange Ratios Calculation

Source: Company information

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAU BBA.

Itaú BBA 24

Preliminary & Confidential

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAÚ BBA.

Valuation Considerations: Framework Followed (cont’d)

Operating and financial projections by asset, based on latest Business Plan, provided by Enersis Américas, EOC Américas and Chilectra

Américas

Macroeconomic, corporate tax rates, regulatory and market assumptions per asset provided by Enersis Américas, EOC Américas and Chilectra

Américas

Terminal value calculations:

Based on adjusted perpetuity cashflows (capex, margins, working capital)

Discounted Cash Flow Considers replacement capex for generation assets

Analysis

Long-term inflation rates by country considered for perpetual growth rates

For selected assets (i.e. CIEN) projections to be limited to concession term, assuming that the company receives the projected net asset value at the end of the concession (in accordance with local regulation)

Criteria for weighted average cost of capital (WACC) calculated by Itaú BBA

Considers long term tax and inflation rates

Independent WACCs calculated for different businesses (Gx and Dx) and countries (Argentina, Brazil, Colombia, Peru)

Based on multiples of enterprise value estimated 2016 and 2017 EBITDA, for each individual asset under consideration and selected companies

Comparable Differentiated multiples applied to each asset based on country and segment

Companies Trading Although none of the selected companies is directly comparable, the companies included were selected because their operations may be

Multiples considered similar to certain operations of the assets under consideration

Comparable universe includes LatAm generation, distribution and integrated utility players

EBITDA used for each of the selected companies derived from estimates published by broker analysts

Based on multiples of enterprise value to LTM EBITDA for each asset and selected companies

While none of the companies that participated in the precedent transactions will be directly comparable, these are companies with operations that, for the purposes of this analysis, may be considered similar to certain of the assets under consideration results, market size and business

Comparable profile

Transaction Multiples

Scarcity of pure comparable precedents in the electricity distribution sector and limited disclosure results in a broad spectrum of transactions,

to include LatAm deals in the electricity distribution and other highly contracted related sectors

Bearing in mind these factors, we expect have defined an individual multiple range per country and segment

Source: Itaú BBA

25

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAÚ BBA.

Preliminary & Confidential

Enersis Américas – Valuation Summary[1,2]

Based on Business Plan provided and approved by Enersis, EOC and Chilectra Board of Directors

Proportional Equity Value Range (US$ bn)

Trading Multiples – (EV/EBITDA 16E)

- SOTP valuation based on proportional 2016E EBITDA
- Mid-point multiple range[5,6,7]:
  - Generation: Arg (5.5x), Bra (6.5x), Col (8.5x), Per (8.5x)
  - Distribution: Arg (4.5x), Bra (7.0x), Col (8.0x), Per (8.0x)

Trading Multiples – (EV/EBITDA 17E)

- SOTP valuation based on proportional 2017E EBITDA
- Mid-point multiple range[5,6,7]:
  - Generation: Arg (4.0x), Bra (5.5x), Col (8.0x), Per (8.0x)
  - Distribution: Arg (3.5x), Bra (6.0x), Col (7.5x), Per (7.5x)

Transaction Multiples (EV/EBITDA LTM)

- SOTP valuation based on proportional LTM EBITDA[3]
- Mid-point multiple range[7]:
  - Generation: Arg (4.0x), Bra (10.0x), Col (10.0x), Per (9.0x)
  - Distribution: Arg (2.5x), Bra (6.0x), Col (9.0x), Per (8.0x)

Discounted Cash Flow[4]

- SOTP valuation based on 5-year DCF valuation for each asset[8]
  - Terminal value calculated on a cas-by-case analysis
  - Individual WACC applied to each asset, adjusted for specific country and segment risks


Enersis Americas Direct
5.5
7.4
5.2
7.2
6.0
7.9
5.0
6.4
CHI Americas
0.8
1.3
0.8
1.3
0.8
1.2
0.7
1.0
EOC Americas
3.2
4.4
2.9
4.1
3.7
4.8
3.1
4.3

Source: Enersis, EOC and Chilectra information including Business Plan provided and approved by Enersis, EOC and Chilectra Board of Directors, and Itaú BBA

Notes:

1. Based on projections provided by Enersis Américas, EOC Américas and Chilectra Américas
2. Includes net debt allocation based on information provided in the Business Plan
3. Assumes 2016E EBITDA as proxy for LTM
4. 5-year DCF valuation was applied to each asset, based on management projections dated as of May 31st, 2016 and discounted using mid-period convention
5. Considers the following companies for generation comparables: Chile: AES Gener, Colbun, EOC and E-CL; Colombia: Isagen and Celsia; Peru: Edegel and Enersur; Brazil: Tractebel and AES Tietê; Argentina: Endesa Costanera and Pampa Energia
6. Considers the following companies for distribution comparables: Chile: Aguas Andinas; Colombia: EEB; Peru: Luz Del Sur and Edelnor; Brazil: Equatorial and Eletropaulo; Argentina: Edenor
7. Minimum and maximum of each multiples valuation calculated with +/-1x EV/EBITDA multiples for each case
8. Minimum and maximum of DCF methodology calculated with +/-1% market risk premium for each case

Itaú BBA

26

Preliminary & Confidential

Exchange Ratio Summary[1,2]

Methodology		Comment	Exchange Ratio[7] EOC Americas / ENI Americas	Exchange Ratio[7] CHI Americas / ENI Americas
Trading Multiples[5,6]	(EV/EBITDA 16E)	▸ Maximum exchange ratio based on base case Generation and Distribution multiples, +10.0% on the resulting exchange ratio ▸ Minimum exchange ratio based on base case Generation and Distribution multiples, -10.0% on the resulting exchange ratio	2.15 – 2.63	4.13 – 5.05
Trading Multiples[5,6]	(EV/EBITDA 17E)	▸ Maximum exchange ratio based on base case Generation and Distribution multiples, +10.0% on the resulting exchange ratio ▸ Minimum exchange ratio based on base case Generation and Distribution multiples, -10.0% on the resulting exchange ratio	2.08 – 2.54	4.25 – 5.20
Transaction Multiples[3]	(EV/EBITDA LTM)	▸ Maximum exchange ratio based on base case Generation and Distribution multiples, +10.0% on the resulting exchange ratio ▸ Minimum exchange ratio based on base case Generation and Distribution multiples, -10.0% on the resulting exchange ratio	2.23 – 2.72	3.63 – 4.43
Discounted Cash Flow[4]		▸ Maximum exchange ratio based on base case Generation and Distribution WACCs and PGRs, +10.0% on the resulting exchange ratio ▸ Minimum exchange ratio based on base case Generation and Distribution WACCs and PGRs, -10.0% on the resulting exchange ratio	2.32 – 2.84	3.72 – 4.55

Source: Enersis, EOC and Chilectra information including Business Plan provided and approved by Enersis, EOC and Chilectra Board of Directors, and Itaú BBA

Notes:

1. Based on projections provided by Enersis Américas, EOC Américas and Chilectra Américas
2. Includes net debt allocation based on information provided in the Business Plan
3. Assumes 2016E EBITDA as proxy for LTM
4. 5-year DCF valuation was applied to each asset, based on management projections dated as of May 31st, 2016 and discounted using mid-period convention
5. Considers the following companies for generation comparables: Chile: AES Gener, Colbun, EOC and E-CL; Colombia: Isagen and Celsia; Peru: Edegel and Enersur; Brazil: Tractebel and AES Tieté; Argentina: Endesa Costanera and Pampa Energia
6. Considers the following companies for distribution comparables: Chile: Aguas Andinas; Colombia: EEB; Peru: Luz Del Sur and Edelnor; Brazil: Equatorial and Eletropaulo; Argentina: Edenor
7. Exchange ratio ranges consider transaction tax expenses incurred by Endesa Américas, Chilectra Américas and Enersis Américas of US$132 mm, US$17 mm and US$96 mm respectively

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAÚ BBA.

Itaú BBA 27

Preliminary & Confidential

APPENDICES

Preliminary & Confidential

APPENDIX A

Summary of Information Provided

Preliminary & Confidential

CONFIDENTIAL. IT IS FORBIDDEN TO MAKE THIS MATERIAL AVAILABLE OR DISCLOSE IT WITHOUT THE PRIOR WRITTEN CONSENT OF ITAÚ BBA.

Summary of Information Provided

Information Provided

Enersis Américas, Endesa Américas and Chilectra Américas enabled a Virtual Data Room (VDR) which included the following selected items:

Financial and operating information, including historical financial statements for Enersis Américas, Endesa Américas and Chilectra Américas

Presentations made by the management of Enersis Américas, Endesa Américas, Chilectra Américas and operating assets, regarding the current landscape in the different geographies and business lines

Internal financial analysis and forecast for the entities under consideration prepared by Enersis Américas, Endesa Américas, Chilectra Américas and approved for our use by the respective Board of Directors (the Business Plan)

Business Plan included operating projections for selected generation and distribution assets

Business Plan included macroeconomic and industry specific assumptions by country

Business Plan included allocation of holding net debt and expenses, as well as tax costs and benefits related to the Proposed Transaction

Legal information and analysis related to the outstanding net debt of the entities under consideration, the allocation in the context of the Proposed Transaction, and information on intercompany loans

Other information included: regulatory models for selected generation and distribution assets, selected brokers research reports

We also participated in management presentations with members of senior management of Enersis Américas, Endesa Américas and Chilectra Américas, regarding their assessment of the past and current business operations, financial condition and future prospects of the assets under consideration

Itaú BBA asked several questions through the formal channel established by the parties involved in the Proposed Transaction, which were periodically answered via the VDR

30